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                                                                    EXHIBIT 23.6

                           MORGAN STANLEY DEAN WITTER
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 761-4000

    We hereby consent to the use in the Registration Statement of WPP Group plc on Form F-4 and in the Proxy Statement/Prospectus of WPP Group plc and Young & Rubicam Inc., which is part of the Registration Statement, of our opinion dated May 11, 2000 appearing as Appendix B to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          MORGAN STANLEY & CO.
                                          INCORPORATED

                                          By: /s/ Kevin C. Cox
                                          --------------------------------------
                                            Name: Kevin C. Cox
                                            Title: Managing Director

New York, New York
June 29, 2000